                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                               Regis Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 12, 1996

                            ------------------------

TO THE SHAREHOLDERS OF REGIS CORPORATION:

    The Annual Meeting of the Shareholders of Regis Corporation ("the Company") will be held at the Minneapolis Institute of Arts, 2400 Third Avenue South, Minneapolis, Minnesota, on November 12, 1996, commencing at 4 p.m., for the following purposes:

    1. To elect seven directors to serve for a one-year term and until their successors are elected and qualified; and

    2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of capital stock, $.05 par value, from 25,000,000 shares to 50,000,000 shares; and

    3. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only holders of record of the Company's Common Stock at the close of business on October 10, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

    A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at the Company's executive offices located at 7201 Metro Boulevard, Edina, Minnesota, during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

    Whether or not you plan to attend the Annual Meeting in person, please fill in, sign and date the enclosed proxy and mail it promptly. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

    Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

                                          By Order of the Board of Directors

                                          Frank E. Evangelist
                                          SECRETARY

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

October 15, 1996

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

               ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 12, 1996

    This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on November 12, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    The address of the principal executive office of the Company is 7201 Metro Boulevard, Minneapolis, Minnesota 55439. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on October 15, 1996.

                     SOLICITATION AND REVOCATION OF PROXIES

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter without extra compensation.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

    Only shareholders of record of the Company's 18,094,755 shares of Common Stock outstanding as of the close of business on October 10, 1996, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

    Seven directors are to be elected at this annual meeting, each to hold office for one year until the 1997 annual meeting of shareholders. The Board of Directors has nominated the seven persons named below for election as directors. All of the nominees are presently directors of the Company.

    The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The following table contains certain information with respect to the nominees:

         NAME               AGE                            POSITION
----------------------      ---      -----------------------------------------------------
Myron Kunin                     68   Chairman of the Board of Directors

Paul D. Finkelstein             54   President, Chief Executive Officer and Director

Christopher A. Fox              46   Executive Vice President and Director

Frank E. Evangelist             60   Senior Vice President--Finance, Secretary and
                                       Director

Rolf F. Bjelland                58   Director

Van Zandt Hawn                  51   Director

Susan S. Hoyt                   52   Director

    Mr. Kunin is a founder of the Company and has served as a Director since the Company's formation in 1954. He was elected Chief Executive Officer in 1965 and held this position until July 1, 1996. He has served as Chairman of the Board of Directors since 1983. He is Chairman of the Board and holder of the majority voting power of Curtis Squire, Inc., the Company's principal shareholder. He is also a director of Nortech Systems Incorporated, and The Cerplex Group, Inc.

    Mr. Finkelstein served as President, Chief Operating Officer and a Director of the Company since December, 1987, and has served as Chief Executive Officer since July 1, 1996. He is a director of Pet Food Warehouse, Inc.

    Mr. Fox was elected Executive Vice President of the Company in August, 1994, and was Senior Vice President, Real Estate, of the Company from 1988 until August, 1994. He has served as a Director of the Company since 1989.

    Mr. Evangelist served as Treasurer of the Company from 1968 to 1988, was elected Secretary and a Director in 1986, and Senior Vice President, Finance, in 1987.

    Mr. Bjelland was elected a Director of the Company in 1983. Since 1983, Mr. Bjelland has been the Executive Vice President--Chief Investment Officer of Lutheran Brotherhood, a fraternal insurance society.

    Mr. Hawn was elected a Director of the Company in 1991. He is a managing director and a founder of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.

    Ms. Hoyt was elected a Director of the Company in 1995. She is Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

                      FUNCTIONING OF BOARD AND COMMITTEES

    During the fiscal year ended June 30, 1996, the Board of Directors held four meetings.

    The Company has a standing audit committee, presently composed of Messrs. Bjelland, Hawn and Finkelstein and Ms. Hoyt. The committee held two meetings during the fiscal year ended June 30, 1996. The committee's primary responsibilities are to recommend to the Board of Directors the engagement of the Company's independent auditors, review with the independent auditors the plan and results of the audit engagement, and review the adequacy of the Company's internal accounting controls.

    The Company has a standing compensation committee composed of Messrs. Bjelland and Hawn and Ms. Hoyt. The committee's primary responsibilities are to recommend levels of executive compensation to the Board of Directors and to consider and recommend the establishment of various compensation plans for the Company. The compensation committee held two meetings during the last fiscal year.

    The Company does not have a standing nominating committee of the Board of Directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors consists of Messrs. Hawn and Bjelland and Ms. Hoyt, independent outside Directors. The Compensation Committee has responsibility for administering Regis' incentive plans and setting policies that govern annual compensation and long-term incentives for the principal executive officers of the Company.

    The Company's executive compensation policies are intended to permit the Company to attract and retain talented executives and to align the financial interests of the Company's management with those of its stockholders. Historically, the Company has sought to accomplish its objectives of attracting and retaining executives by providing for competitive salary levels and occasional cash bonus awards based upon individual performance, subjectively determined by the Chairman of the Board. The principal executive officers of the Company, other than the Chairman, were permitted in 1988 to purchase substantial numbers of restricted shares of the Company's common stock under agreements which provide for vesting over time. The loans incurred by such officers for such purchases were paid from the proceeds of special bonuses to such officers in 1991, which also included payments of the income taxes incurred by such officers with respect to such bonuses. As a result of these transactions, and subsequent grants of stock options, all of the Company's principal executive officers named in the Summary Compensation Table have substantial ownership positions in the common stock of the Company, aligning their interests directly with those of the other stockholders in both the risks and rewards of ownership of the Company's common stock.

    The Company's stock option program provides compensation opportunities that directly link the interests of management and shareholders, and aid in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for non-executive officers are reviewed and approved by the Committee. All such grants for executive officers are awarded solely by the three independent outside directors, based on recommendations of management. Executive officers receive gains from exercised stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

    At the beginning of each fiscal year, the Compensation Committee reviews annual salary recommendations for the Company's executives made by the Chief Executive Officer and approves, with any modifications it deems appropriate, such recommendations. The annual salary recommendations are made by the Chief Executive Officer, and approved or modified by the Compensation Committee, based upon industry practice and national surveys of compensation packages, as well as evaluations of the individual executive's responsibilities and past and expected future performance. The independent outside directors of the Compensation Committee fix the salary of the Chief Executive Officer based on a review of competitive compensation data, and the outside directors' assessment of his past performance and their expectation as to his future performance in leading the Company. No element of the compensation of the principal executive officers during the year ended June 30, 1996, was variable or determined with reference to the performance, financial or otherwise, of the Company.

    Internal Revenue Code Section 162(m) limits the deductibility of annual compensation over $1 million paid by a company to an executive officer. The Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers for at least the current year.

                                          Van Zandt Hawn, Chairman
                                          Rolf F. Bjelland
                                          Susan S. Hoyt
                                          MEMBERS OF THE COMPENSATION COMMITTEE

                           SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended June 30, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as of June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION AWARDS
                                                                        -------------------------------------
                                                ANNUAL COMPENSATION                               ALL OTHER
                                              ------------------------                OPTIONS   COMPENSATION
        NAME AND PRINCIPAL POSITION            FISCAL YEAR   SALARY($)   BONUS($)     (#)(1)       ($)(2)
--------------------------------------------  -------------  ---------  -----------  ---------  -------------
Myron Kunin                                          1996      600,000      --          --         142,111(3)
  Chairman of the Board and Chief Executive          1995      600,000      --          --         151,120(3)
  Officer                                            1994      500,000      --         150,000      23,070

Paul D. Finkelstein                                  1996      450,000      --          --          28,977
  President and Chief Operating Officer              1995      400,000      50,000      --          25,477
                                                     1994      315,000      --         150,000      14,534

Christopher A. Fox                                   1996      250,000      --           6,000      16,101
  Executive Vice President                           1995      225,000      25,000       6,000      14,330
                                                     1994      185,000      22,000      45,000       9,551

Frank E. Evangelist                                  1996      200,000      --           6,000      12,876
  Senior Vice President, Finance and                 1995      190,000      10,000       6,000      12,101
  Secretary                                          1994      173,000      --          45,000       7,982

William E. Halfacre                                  1996      225,000      --           6,000      14,488
  Senior Vice President, Retail and                  1995      175,000      25,000       6,000      11,146
  Purchasing                                         1994      152,500      --          28,500       7,036

------------------------

(1) All options are adjusted for a 3-for-2 stock split effective May 20, 1996.

(2) Represents the dollar value of shares of the Company and cash allocated to such officers pursuant to the Company's Executive Stock Award Plan, based on the average purchase price for such shares.

(3) Includes life insurance premiums on life of Mr. Kunin in amounts of $103,471 for 1996 and $112,905 for 1995.

                              STOCK OPTION GRANTS

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth for each of the named executives the stock options granted by the Company in the fiscal year ended June 30, 1996 and the potential value of these stock options and stock appreciation rights determined pursuant to Securities and Exchange Commission requirements.

                                                                                                          POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS                      VALUE AT ASSUMED ANNUAL
                                                           ------------------------------                 RATES OF STOCK PRICE
                                                             % OF TOTAL                                 APPRECIATION FOR OPTION
                                                OPTIONS    OPTIONS GRANTED   EXERCISE OR                          TERM
                                                GRANTED    TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                                            (#)(1)       FISCAL YEAR       ($/SH)         DATE       5%($)(2)     10%($)(2)
--------------------------------------------  -----------  ---------------  -------------  -----------  -----------  -----------
Myron Kunin.................................           0
Paul D. Finkelstein.........................           0
Christopher A. Fox..........................       6,000           2.8%           17.67        3/7/06       66,676      168,964
Frank E. Evangelist.........................       6,000           2.8%           17.67        3/7/06       66,676      168,964
William E. Halfacre.........................       6,000           2.8%           17.67        3/7/06       66,676      168,964

------------------------

(1) All options are adjusted for a 3-for-2 stock split effective May 20, 1996.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                    STOCK OPTION EXERCISES AND OPTION VALUES

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth for each of the named executive officers the value realized from stock options exercised during the fiscal year ended June 30, 1996 and the number and value of exercisable and unexercisable stock options held at June 30, 1996.

                                                                      NUMBER OF SECURITIES        VALUE OF
                                                                           UNDERLYING            UNEXERCISED
                                                                           UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                                         YEAR-END(#)(1)        YEAR-END($)(2)
                                                                      ---------------------  -------------------
                                    SHARES ACQUIRED  VALUE REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                  ON EXERCISE           $             UNEXERCISABLE         UNEXERCISABLE
----------------------------------  ---------------  ---------------  ---------------------  -------------------
Myron Kunin.......................             0                0        30,000/120,000       677,400/2,709,600
Paul D. Finkelstein...............             0                0        30,000/120,000       712,500/2,850,000
Christopher A. Fox................             0                0         10,200/46,800       236,400/1,027,108
Frank E. Evangelist...............             0                0         10,200/46,800       236,400/1,027,108
William E. Halfacre...............        12,000          133,675         8,700/28,800         200,460/599,158

------------------------

(1) All options are adjusted for a 3-for-2 stock split effective May 20, 1996.

(2) Value of unexercised in-the-money-options is determined by multiplying the difference between the exercise price per share and $31.25, the closing price per share on June 30, 1996, by the number of shares subject to such options.

                             DIRECTOR COMPENSATION

    Each director who is not an employee of the Company (Messrs. Bjelland and Hawn and Ms. Hoyt) received fees of $15,000 during the last fiscal year. The Company during the last fiscal year also granted to each such director options to purchase 4,500 shares of common stock at an exercise price of $17.67 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of Regis, and persons who own more than 10% of a registered class of the Regis equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all such reports.

    To the knowledge of Regis, based solely on a review of copies of reports filed with the Commission during the fiscal year ended June 30, 1996, all applicable Section 16(a) filing requirements were complied with.

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Company's stock for the period beginning July 1, 1991 until June 30, 1996 with the cumulative total return of the Standard and Poor's 500 Stock Index and the cumulative total return of a peer group index (the "Peer Group") constructed by the Company. The comparison assumes the initial investment of $100 in the Company's common stock, the S&P 500 Index, and the Peer Group on July 1, 1991 and that dividends, if any, were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             REGIS       S&P      PEER GROUP
1991          100.00     100.00        100.00
1992           62.01     113.41         91.00
1993           77.01     128.87         84.67
1994          104.01     130.68         90.15
1995          154.00     164.75         91.21
1996          376.46     207.59        117.84

    The Peer Group includes the following companies in the retail specialty business based upon total weighted market capitalization: Ann Taylor Stores Corporation; Deb Shops, Inc.; Gantos, Inc.; The Gap, Inc.; The Limited, Inc.; Merry-Go-Round Enterprises, Inc.; Musicland Stores Corporation; Perfumania, Inc.; and Supercuts, Inc. The members of the Peer Group were selected by the Company because they operate in a similar retail environment and are primarily located in shopping malls with operations which extend over a wide geographic area.

                            EMPLOYMENT ARRANGEMENTS

    The Company has entered into unfunded deferred compensation agreements with its executive officers (excluding Mr. Kunin). Each of these agreements provides that (a) if such executive officer becomes disabled while employed by the Company, the Company will pay to such executive officer $60,000 per year ($100,000 per year in the case of Mr. Finkelstein) during each year that such executive officer remains disabled until the earlier to occur of age 65 or death, and (b) upon retirement after 20 years' service with the Company or after reaching age 65, or death, while disabled or employed by the Company, such executive officer or his designated beneficiary will receive the annual deferred compensation amount for 15 years. Payments are further conditioned upon the officers not rendering services for any competitor of the Company during the period of the payments. The Company carries insurance on the lives of each of the persons covered by deferred compensation agreements, is entitled to the case values and the death proceeds from these policies, and may, but is not required to, use cash values or death proceeds from these policies to pay deferred compensation.

    The Company has entered into an unfunded salary continuation agreement with Myron Kunin, its Chairman, providing that upon the death of Mr. Kunin, the Company shall pay to his wife, if she survives him, $300,000 annually for the remainder of her life, subject to adjustment based on any increases in the Consumer Price Index from July 1, 1995.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of September 30, 1996, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director, by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

                                                                                      NUMBER OF SHARES
                                                                                        BENEFICIALLY     PERCENT OF
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                                             OWNED(2)          CLASS
------------------------------------------------------------------------------------  -----------------  -----------
Curtis Squire, Inc..................................................................       6,019,925           32.7%
7201 Metro Boulevard
Minneapolis, MN 55439
Myron Kunin (1)

Fidelity Management Research Corp...................................................       1,279,250            7.0%
82 Devonshire Street
Boston, MA 02109

Paul D. Finkelstein.................................................................         372,000            2.0%

Christopher A. Fox..................................................................          60,700          *

Frank E. Evangelist.................................................................          70,950          *

William E. Halfacre.................................................................          10,952          *

Rolf F. Bjelland....................................................................          11,250          *

Van Zandt Hawn......................................................................          15,375          *

Susan S. Hoyt.......................................................................           1,125          *

All executive officers and directors as a group (nine persons) (3)..................       6,563,677           35.7%

------------------------

 *  less than 1%

(1) Myron Kunin, Chairman of the Company's Board of Directors, owns a majority of the voting stock of Curtis Squire, Inc. and thereby has sole voting and investment power with respect to all shares of the Company owned by Curtis Squire, Inc.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days as follows: 30,000 shares by each of Messrs. Kunin and Finkelstein, 10,200 shares by each of Messrs. Fox and Evangelist, 9,600 shares by Mr. Halfacre, 14,625 shares by Mr. Hawn; 11,250 shares by Mr. Bjelland; 1,125 shares by Ms. Hoyt; and 140,350 shares by all directors and executive officers as a group.

(3) Includes shares held by Curtis Squire, Inc.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ended June 30, 1996 and for the current year ending June 30, 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders must be received by the Secretary of the Company at the Company's executive offices, 7201 Metro Boulevard, Minneapolis, Minnesota 55439, no later than June 2, 1997.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1996 is being mailed to Company shareholders with this Proxy Statement.

    The Company will furnish without charge to any shareholder submitting a request a copy of the Company's Form 10-K Annual Report for the year ended June 30, 1996 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such request should be directed to Frank E. Evangelist, Secretary of the Company, at its address stated herein.

                     AMENDMENT TO ARTICLES OF INCORPORATION

    The Company proposes to amend its Articles of Incorporation to increase the aggregate number of authorized shares of capital stock, par value $.05, from 25,000,000 shares to 50,000,000 shares. On October 10, 1996, there were outstanding 18,094,755 shares of Common Stock and there were reserved for issuance 1,515,168 shares of Common Stock upon exercise of stock options under the Company's 1991 Stock Option Plan. An aggregate of 4,920,590 shares of the Company's Common Stock will be issuable upon consummation of the merger with Supercuts, Inc., schedule to occur on or about October 25, 1996. Therefore, following consummation of the merger, the Company would have less than 470,000 authorized, unissued and undesignated shares. As a result, the Board of Directors has determined that it is appropriate to increase the number of shares of the Company's authorized capital stock, $.05 par value, from 25,000,000 shares to 50,000,000 shares.

    Although the Company has no present plans, agreements or understandings regarding the issuance of the proposed additional shares other than as a result of the Supercuts merger, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans, and other proper corporate matters, to issue shares without the expense and delay of a special meeting of shareholders. Such a delay might deprive the Company of the flexibility the Board of Directors views as important in facilitating the effective use of the shares of the Company's capital Stock. Except as otherwise required by applicable law, authorized but unissued shares of capital stock may be designated and issued at such time, for such purposes, and for such consideration as the Company's Board of Directors may determine to be appropriate, without further authorization by shareholders.

    Since the issuance of additional shares of capital stock, other than on a pro rata basis to all current shareholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used to discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate its Common Stock to obtain control of the Company and has no present intention to use the additional authorized shares to deter a change in control.

    The Board of Directors unanimously recommends that shareholders vote FOR the proposal to approve the amendment to the Company's Articles of Incorporation increasing the number of shares of the Company's authorized capital stock, $.05 par value, from 25,000,000 to 50,000,000 shares.

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